As filed with the Securities and Exchange Commission on October 9, 1997
                                                   Registration No. 333-_____

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ______________________

                                   FORM S-8
                             REGISTRATION STATEMENT
                                    Under
                           THE SECURITIES ACT OF 1933
                             _______________________

                                 MONROC, INC.
                                 ------------
          (Exact name of registrant as specified in its charter)

         Delaware                                      87-0436697
---------------------------                         -----------------
(State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization)                      Identification No.)

                                1730 Beck Street
                           Salt Lake City, Utah 84116
                     (Address of Principal Executive Offices)
                             _______________________

                                 MONROC, INC.
                           1996 STOCK OPTION PLAN
                           ----------------------
                          (Full title of the plan)

                              L. William Rands
                          Vice President--Finance
                                Monroc, Inc.
                             1730 Beck Street
                        Salt Lake City, Utah  84116
                  --------------------------------------
                 (Name and address of agent for service)

                             (801) 359-3701
                             --------------
	(Telephone number, including area code, of agent for service)

                     Copies to: ARTHUR B. RALPH, ESQ.
                  Van Cott, Bagley, Cornwall & McCarthy
                    50 South Main Street, Suite 1600
                       Salt Lake City, Utah 84144
                            (801) 532-3333

                    CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------

                                                 Proposed
  Title of                        Proposed       Maximum
 Securities                       Maximum        Aggregate
   to be      Amount to be     Offering Price    Offering      Amount of
 Registered    Registered        Per Share(1)    Price(1)  Registration Fee (1)
------------  -------------  ----------------  ----------  ----------------

Common Stock,  600,000 Shares      $11.375     $6,825,000     $2,068.18
par value $.01
per share



















------------------------------------------------------------------------------

       (1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon a price of $11.375 per share, the average of the high and low sales prices as reported in the consolidated reporting system (NASDAQ) for the Registrant's Common Stock on October 8, 1997.

                                    PART I

                INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


	The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

	The following prospectus filed as part of this Registration
Statement has been prepared in accordance with the requirements of Part I of Form S-3 and, pursuant to General Instruction C of Form S-8, may be used for reofferings and resales of Common Shares previously acquired by the persons named therein upon the exercise of options granted under the Monroc, Inc. 1996 Stock Option Plan.

                              REOFFER PROSPECTUS
                              ------------------
                                 MONROC, INC.
                              1730 Beck Street
                         Salt Lake City, Utah 84116
                         (Telephone) (801) 359-3701


                   600,000 Shares of Common Stock under the
                     Monroc, Inc. 1996 Stock Option Plan


	This Prospectus relates to the offer and sale of 600,000 shares of Common Stock, $.01 par value (the "Shares"), of Monroc, Inc. (the "Company") which may be offered hereby from time to time by any or all of the selling
shareholders named herein (the "Selling Shareholders").   The Shares offered
hereby have been or will be acquired pursuant to the exercise of options that have been granted by the Company pursuant to its 1996 Stock Option Plan (the "Plan"). Any Shares which are offered hereby will be offered for the respective accounts of the Selling Shareholders. This Prospectus does not relate to the sale or issuance by the Company of any securities. The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders. The Company will receive exercise prices upon exercise of the options relating to the Shares.

	All or a portion of the Shares offered hereby may be offered for sale, from time to time, in the NASDAQ National Market System ("NMS"), or otherwise, at prices and terms then obtainable. All brokers' commissions or discounts will be paid by the Selling Shareholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being borne by the Company.

	The Company's Common Stock is traded through the NASDAQ National Market System under the symbol "MROC". On October 8, 1997, the closing bid price for the Company's Common Stock as reported by the NMS was $11.375 per share.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------


                The date of this Prospectus is October 8, 1997

	No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make any such offer or solicitation.

                          AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy materials and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Branch of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. This information is also available from the Commission's Internet web site at http://www.sec.gov.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are incorporated herein by reference:

	(a)	The Company's Annual Report on Form 10-K for the year ended
December 31, 1996;

	(b)	All other reports filed by the Company pursuant to Section
13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K Annual Report referred to in (a) above; and

	(c)	The description of the Common Stock of the Company which is
contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, effective May 5, 1994, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such description.

	All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities being offered pursuant hereto have been sold or which deregisters all such securities then remaining unsold, also shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

	The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person a copy of any or all of the documents which have been or may be incorporated by reference in this Prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Monroc, Inc., 1730 Beck Street, Salt Lake City, Utah 84116 (Telephone number (801) 359-3701),
Attention: Secretary.

	Any statement contained herein or in a document or information incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.


                                 THE COMPANY

	The Company was incorporated in Delaware in 1986 and is the successor to a Utah corporation which was incorporated in 1920. The Company was organized in 1986 to purchase the assets of its predecessor corporation through a leveraged Employee Stock Ownership Plan.

	The Company produces and sells to the construction industry, ready-mix concrete, prestressed and precast concrete building components, sand and gravel products, and accessories for the concrete trade. The Company owns 18 plants in Utah, Idaho and Wyoming. Its products are sold in Utah, Idaho, Wyoming and adjoining states, including Colorado, Nevada, Arizona, Montana and New Mexico and, to a lesser extent, Washington, Oregon and California.

	The Company's Wyoming operations, purchased in 1994, are also equipped to do certain construction projects, such as irrigation ditch lining, road grading and excavation, and to rent equipment for such projects. In addition, the Company sells concrete accessories for use in the finishing of concrete primarily through its Idaho and Wyoming operations. The revenues generated by the foregoing construction activities in connection with the Company's Wyoming operations and the sale of concrete accessories account for only a small percentage of the Company's total revenues.


                             PLAN OF DISTRIBUTION

	The Shares are being offered for the respective accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of any Shares by the Selling Shareholders. The Company will receive an amount equal to the exercise prices of any options which are exercised by the Selling Shareholders.

	The Selling Shareholders have advised the Company that all or a portion of the Shares offered hereby may be offered for sale, from time to time, in the NASDAQ National Market System, or otherwise, at prices and terms then available in brokers' transactions, negotiated transactions or otherwise.
 There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them.

	In connection with the sale of Shares offered hereby, the Selling Shareholders and any dealers that participate with the Selling Shareholders in the distribution of such Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Common Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act.

                            SELLING SHAREHOLDERS

	This Prospectus covers the offer and sale of 600,000 shares of Common Stock which may be, or have been, acquired by the Selling Shareholders upon the exercise of options ("Options") granted under the Plan.

	The following table and accompanying footnotes set forth (i) the name and position with the Company of each Selling Shareholder, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder as of June 30, 1997 (including Options which are currently exercisable or exercisable within 60 days of the date hereof ("Currently Exercisable Options")), (iii) the number of shares of Common Stock which each Selling Shareholder has acquired pursuant to the Plan or may acquire pursuant to the exercise of Options granted to such Selling Shareholder under the Plan, some or all of which shares of Common Stock may be sold from time to time pursuant to this Prospectus, and (iv) the number of shares of Common Stock and the percentage, if 1% or more, of the Company's outstanding shares of Common Stock to be beneficially owned by each Selling Shareholder after completion of this offering, assuming the sale of all Shares offered hereby. The table includes all persons who are eligible to resell Shares hereunder and the amount of Shares available to be resold after the exercise of Options granted to each such Selling Shareholder, whether or not such Selling Shareholder has a present intent to resell. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.


                                        Number of Common Shares
                           -------------------------------------------------
      (i)                       (ii)                 (iii)           (iv)

Name and Position
with the Company          Beneficially         Maximum        Beneficially
Within the Past           Owned as of          Offered        owned after
Three Years              June 30, 1997         Hereby(a)      Offering(b)
-----------------       ----------------     ------------    --------------
Ronald D. Davis,
President and Chief
Executive Officer           80,000             200,000                0

L. William Rands,
Vice President -
Finance                    43,658               12,000           31,658

Reed Bradley,
Manager
Prestress Division         31,485               12,000           19,485

Arthur L. Graviss,
Manager
Utah Division              12,000               60,000                0

Michael Matzdorff,
Manager
Idaho Division             24,437               12,000           12,437


	(a)	Includes the number of shares of Common Stock which each
Selling Shareholder has acquired pursuant to the Plan or may acquire pursuant to the exercise of Options granted to such Selling Shareholder under the Plan (whether or not they are currently exercisable options), some or all of which shares of Common Stock may be sold from time to time pursuant to this Prospectus.

	(b)	Assumes that all shares of Common Stock offered hereby are
sold. Each amount in this column represents less than 1% of the outstanding Common Stock as of June 30, 1997.


	As of June 30, 1997, there were 4,467,000 outstanding shares of Common Stock.

                          DESCRIPTION OF COMMON STOCK

	The following summary of the terms and provisions of the Company's Common Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the Company's Certificate of Incorporation and its By-laws.

	The Company is authorized to issue 20,000,000 shares of Common
Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value. At June 30, 1997, 4,467,000 shares of Common Stock were issued and outstanding and 600,000 shares of Common Stock were reserved for issuance upon the exercise of options pursuant to the Plan. No shares of Preferred Stock were outstanding on such date.

Common Stock

	Subject to the rights and preferences of any shares of Preferred
Stock which may be issued by the Company, as described below, the holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. Upon liquidation, dissolution or winding-up of the Company, after payment of creditors and the holders of any senior securities of the Company, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. There are no conversion or redemption privileges with respect to the Common Stock.

	Holders of shares of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights, which means that the holders of more than 50% of the Common Stock can elect 100% of the Directors of the Company if they choose to do so. The By-laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting.

Preferred Stock

	The Company's authorized shares of Preferred Stock can be issued with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of holders of the Company's Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstance, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its Preferred Stock.

Dividends

	For the foreseeable future, it is anticipated that earnings, if any, which may be generated from the operations of the Company, will be used to finance the growth of the Company and that cash dividends will not be paid to stockholders.

Transfer Agent

	The Registrar and Transfer Agent for the Company's Common Stock is First Security Bank of Utah, N.A., 79 South Main Street, Salt Lake City, Utah 84111.


                                INDEMNIFICATION

	The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                LEGAL OPINIONS

	The validity of the Common Stock offered hereby will be passed upon for the Company by Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah.

                                   EXPERTS

	The financial statements of Monroc, Inc. incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Grant Thornton LLP, independent public accountants, as stated in their reports, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

	(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("Exchange Act");

	(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in subparagraph (a), above; and

	(c) Description of the Registrant's Common Stock, par value $.01 per share, contained in the registration statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, effective May 5, 1994, including any amendment thereto or report filed under the Exchange Act for the purpose of updating such information.

	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

	Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

	Not applicable as the Registrant's stock is registered under
Section 12 of the Exchange Act.

Item 5.	Interest of Named Experts and Counsel.

	Not applicable.

Item 6.	Indemnification of Directors and Officers.

	The Company has entered into agreements with each director and officer pursuant to which the Company has agreed to indemnify each director and officer to the maximum extent permitted by law.

	The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law. The Certificate of Incorporation also provides as follows:

	A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the General
Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.
      	Section 145 of the Delaware General Corporation Law ("DGCL") authorizes the indemnification of directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, unless, despite the adjudication of liability, a court otherwise determines. Indemnification also is authorized with respect to any criminal action or proceeding where, in addition to the above, the officer or director has no reasonable cause to believe that his conduct was unlawful.

	The above discussion of the Company's Certificate of Incorporation and Section 145 of the DGCL is only a summary and is qualified in its entirety by the full text of each of the foregoing.


Item 7.	Exemption from Registration Claimed.

	Not applicable.

Item 8.	Exhibits.
      	4.01		Certificate of Incorporation of the Company
                        (incorporated by reference to the Company's
                        Registration Statement on Form S-1 (File No. 33-
                        75172)).

	4.02		Amended and Restated Bylaws of the Company
                        (incorporated by reference to the Company's
                        Registration Statement on Form S-1 (File No. 33-
                        75172)).

	4.03		Monroc, Inc. 1996 Stock Option Plan, as amended,
                        (filed as Appendix A to the Company's Definitive Proxy Statement, dated April 18, 1997, and incorporated herein by reference).

	5		Opinion of Van Cott, Bagley, Cornwall & McCarthy*

	23.01		Consent of Grant Thornton LLP.*

	23.02		Consent of Van Cott, Bagley, Cornwall & McCarthy
                        (included in Exhibit 5 to this Registration
                        Statement)
_________________________
* Filed herewith                    II-2

Item 9.	Undertakings.

	(a)  Rule 415 Undertakings.

	The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b)  Subsequent Exchange Act Filings Undertakings.

	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c)  Indemnification Undertakings.

	Reference is made to the provisions of the Company's Certificate of Incorporation and the Delaware General Corporation Law, described in Item 6 hereof, which provide for certain rights of indemnification for officers and directors of the Registrant.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Salt Lake City, State of Utah on September 26, 1997.
                                        Monroc, Inc.

                                        By:  /s/ L. William Rands
                                           -----------------------------
                                             L. William Rands
					     Vice President--Finance

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on the date set forth above.

     Signature                                          Title
     ---------                                          -----

/s/ Robert L. Miller                             Chairman of the Board
----------------------
Robert L. Miller

/s/ Ronald D. Davis                              President and Chief Executive
----------------------                           Officer(Principal Executive
Ronald D. Davis                                  Officer)

/s/ L. William Rands                             Vice President - Finance,
----------------------                           Treasurer and Secretary
L. William Rands                                 (Principal Financial and
                                                 Accounting Officer)

/s/ William T. Lightcap                          Director
-----------------------
William T. Lightcap

/s/ Jules Ross                                   Director
-----------------------
Jules Ross

/s/ Marc T. Scholvinck                           Director
-----------------------
Marc T. Scholvinck

/s/ Michael A. Kane                              Director
----------------------
Michael A. Kane


----------------------                           Director
James E. Dahl

/s/ Delbert H. Tanner                            Director
---------------------
Delbert H. Tanner

                             LIST OF EXHIBITS


Item No.           Exhibit
---------         ---------

01 Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 33-75172)).

4.02		Amended and Restated Bylaws of the Company (incorporated by
                reference to the Company's Registration Statement on Form S-1 (File No. 33-75172)).

4.03 Monroc, Inc. 1996 Plan, as amended, (filed as Appendix A to the Company's Definitive Proxy Statement, dated April 18, 1997, and incorporated herein by reference).

5		Opinion of Van Cott, Bagley, Cornwall & McCarthy

23.01		Consent of Grant Thornton LLP.

23.02		Consent of Van Cott, Bagley, Cornwall & McCarthy (included in
                Exhibit 5 to this Registration Statement)